The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-293693

Subject to Completion
Preliminary Prospectus Supplement dated May 6, 2026

Prospectus Supplement
(To Prospectus dated February 24, 2026)

MGE Energy, Inc.

$250,000,000

Common Stock

We are offering $75,000,000 of shares of our common stock, par value $1 per share (the “common stock”), in this offering. In addition, we expect to enter into separate forward sale agreements with each of Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC (or their respective affiliates), whom we refer to in such capacity as the “forward purchasers”, in respect of $175,000,000 in the aggregate of shares of our common stock. In connection with the forward sale agreements between us and the forward purchasers, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers”, are, at our request, borrowing from third parties and selling to the underwriters an aggregate of $175,000,000 of shares of our common stock that will be delivered in this offering. If in the good faith and commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date the number of shares of our common stock underlying the relevant forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock underlying the relevant forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.

We expect to receive proceeds from the sale of $75,000,000 of shares of common stock offered and sold by us in this offering, but we will not initially receive any proceeds from the sale of $175,000,000 of shares of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. We expect to settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock assuming one or more future physical settlements of the forward sale agreements no later than approximately 20 months after the date of this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle or net share settle all or a portion of a forward sale agreement, we may not receive any proceeds as a result of such election, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.

Our common stock is quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MGEE.” On May 5, 2026, the last reported sale price of our common stock on Nasdaq was $80.75 per share.

Investing in our common stock involves risks. For more information, see “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by any subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

	Per Share	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to MGE Energy, Inc. before expenses(1)	$	$

(1)
We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $      (or approximately $      if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we do not elect to have the forward sellers borrow and deliver such additional shares to the underwriters as described in detail below) not including any physical settlement of the forward sale agreements. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $      (or approximately $      if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such additional shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur no later than approximately 20 months after the date of this prospectus supplement. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $      per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting (Conflicts of Interest)” for a description of underwriting compensation.

The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the shares to selected dealers at the public offering price minus a concession of up to $      per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.

We have granted the underwriters an option to purchase up to an additional $37,500,000 of shares of our common stock, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised, and we request that the forward sellers borrow all or a portion of such additional shares from third parties and sell such shares to the underwriters, we will enter into additional forward sale agreements with the forward purchasers in connection therewith. If such option is exercised and we elect not to enter into additional forward sale agreements for the full number of shares subject to such option, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option and are not covered by an additional forward sale agreement. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that we enter into any additional forward sale agreements, and if in the good faith and commercially reasonable judgment of a forward purchaser, it or its affiliated forward seller is unable to borrow, or such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock underlying the relevant additional forward sale agreement, or if certain other conditions to such forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of our common stock will be delivered against payment on or about May    , 2026.

Joint Book-Running Managers

Morgan Stanley	Guggenheim Securities	BofA Securities	J.P. Morgan

The date of this prospectus supplement is May , 2026.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you.

We are not, and any underwriters, forward sellers, forward purchasers, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such document incorporated by reference.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering, forward sale agreements and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering pursuant to this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent any information contained or incorporated in the prospectus supplement differs from the information contained or incorporated in the accompanying prospectus, you should only rely on the information contained or incorporated in the prospectus supplement.

This document contains and refers you to information that you should consider when making your investment decision, including other materials filed by us with the Securities and Exchange Commission (“SEC”). We have not authorized anyone, and we have not authorized the underwriters, forward sellers, forward purchasers, agents or dealers, to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This prospectus supplement may only be used where it is legal to sell these securities. The information that appears in this prospectus supplement and that is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus supplement and the accompanying prospectus;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Part I, Item 1. Financial Statements – Footnote 8; all of which sections are incorporated by reference into this prospectus supplement; and
•
other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement, the date of our most recently filed annual report on Form 10-K, the date of our most recently filed quarterly report on Form 10-Q or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus supplement. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, whether as a result of new information, future events, changed circumstances or otherwise, except as required by law.

S-ii

Prospectus Supplement Summary

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the words “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The “Description of Our Common Stock” section of this prospectus supplement references more detailed information regarding our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

THE OFFERING

The following summary contains basic information about this offering. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, and the documents referred to in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares of our common stock.

Issuer	MGE Energy, Inc.
Common stock offered by us

$75,000,000 of shares (or $86,250,000 of shares if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell a proportionate number of additional shares that are subject to that option directly to the underwriters)(1)

Common stock offered by the forward sellers (or their respective affiliates)

$175,000,000 of shares (or $201,250,000 of shares if the underwriters’ option to purchase additional shares is exercised in full and we elect for the forward sellers to sell a proportionate number of the shares that are subject to that option to the underwriters)(1)

Common stock to be outstanding after this offering, but excluding any shares of common stock that may be issued upon physical settlement of the forward sale agreements	37,685,214 shares(1)(2)
Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement	39,852,397 shares of our common stock (or 40,316,793 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full)(1)(2)(3)
Use of proceeds

We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $ (or $ if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell the full number of additional shares that are subject to that option directly to the underwriters). We will not initially receive any proceeds from the sale of shares of our common stock by the forward sellers to the underwriters, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward sellers borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below.

At an initial forward sale price of $ per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $ (or approximately $ if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect for the forward sellers to sell the full number of the shares that are subject to that option to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which settlement must occur no later than approximately 20 months after the date of this prospectus supplement. See “Underwriting (Conflicts of Interest).”(4)

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. The forward sale price will also be subject to decrease if the cost to a forward purchaser of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.

We currently intend to use the net proceeds from the sale of the shares of our common stock, after the deduction of the underwriting discount and estimated offering expenses payable by us, for general corporate purposes, which may include repayment of short-term debt; repurchases, retirements and refinancing of other securities; funding capital expenditures; and investments in subsidiaries. See “Use of Proceeds” on page S-11.

Accounting treatment

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $ per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. Any issuance and delivery of our common stock by us upon any physical or net share settlement of the forward sale agreements, however, will result in dilution to our earnings per share.

Conflicts of interest

All of the proceeds of the offering of shares of common stock offered by the forward sellers (or their respective affiliates) (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell a portion or all of the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain underwriters, affiliated forward sellers, or their affiliates are expected to receive at least 5% of the net proceeds of the offering from the sale of shares of our common stock in connection with any forward sale agreements, such underwriters would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121). The underwriters subject to Rule 5121 will not confirm a sale of common stock to an account over which it exercises discretionary authority without the prior written approval from the account holder.

Risk Factors

Investing in our common stock involves risks. For a description of these risks, see “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Listing	Our common stock is quoted on the Nasdaq Global Select Market under the symbol “MGEE.”
Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A.
(1)
If the underwriters exercise their option to purchase additional shares, we may, in our sole discretion, enter into additional forward sale agreements with each forward purchaser in respect of all or a portion of the number of shares of our common stock that are subject to the exercise of such option.
(2)
The number of shares outstanding immediately following this offering is based on the total number of shares of our common stock outstanding on May 5, 2026 and assumes a public offering price of $80.75 per share, the last reported sale price of our common stock on Nasdaq on May 5, 2026, and that, if the underwriters exercise their option to purchase additional shares, we elect for the forward sellers to sell the full number of shares of our common stock that are subject to the exercise of such option. The number of shares outstanding immediately following this offering excludes 165,552 shares of common stock reserved for future issuance under our equity compensation plans. The number of shares outstanding after settlement of the forward sale agreements assuming physical settlement assumes an initial forward sale price of $80.75 per share, the last reported sale price of our common stock on Nasdaq on May 5, 2026, and further assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and delivering such shares to the underwriters as further described elsewhere in this prospectus supplement, and excludes shares that we may issue pursuant to employee stock purchase, dividend reinvestment or equity compensation plans through final settlement of the forward sale agreements.
(3)
The forward purchasers have advised us that they or their respective affiliates intend to acquire shares of common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of common stock, if any, under the forward sale agreements until final physical or net share settlement of the forward sale agreements, which we expect will be no later than approximately 20 months after the date of this prospectus supplement. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreements. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.
(4)
The forward sale price is subject to adjustment pursuant to the terms of the applicable forward sale agreement, and any net proceeds to us are subject to settlement of the applicable forward sale agreement.

Risk Factors

Investing in our securities involves risks. You should carefully consider the specific risks discussed below, together with all the other information contained in or incorporated by reference into this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings, which are incorporated by reference into this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Relating to Our Business

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified and will in the future identify a number of these factors under the heading “Risk Factors” in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein. See “Where You Can Find More Information.”

Risks Relating to this Offering

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by such forward purchaser if:

•
in the good faith, commercially reasonable judgment of such forward purchaser, it, or its affiliate, is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders, or it, or its affiliate, is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants, or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than approximately 20 months after the date of this prospectus supplement.

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements. If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their respective affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our shareholders.

The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio, or business acquisitions, and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements. If we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our shareholders.

As a result of the FPA and FERC’s regulations of transfers of control over public utilities, as well as ownership limitations under Wisconsin law, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.

Our subsidiary, MGE, is a “public utility” (as defined in the Federal Power Act (the “FPA”)) subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) because it owns or operates FERC-jurisdictional facilities, including certain generation interconnection facilities, and various “paper” facilities, such as wholesale power sales contracts and market-based rate tariffs. The FPA requires us either to obtain prior authorization, through MGE, from FERC prior to the transfer of an amount of our common stock sufficient to convey direct or indirect “control” over MGE or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” At the same time, if any person and any of its associate or affiliate companies in the aggregate, any “public utility” (as defined in the FPA), or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) acquires an amount of our common stock sufficient to convey direct or indirect “control” over MGE, that acquirer would either need to obtain prior authorization for such acquisition from FERC or to qualify for a blanket authorization under FERC’s regulations. Under FERC’s regulations and applicable precedent, ownership of 10% or more of our common stock would be presumed to give that owner “control” absent rebuttal of that presumption. Any failure to obtain any such prior authorization or to qualify for a blanket authorization would generally allow FERC to void the transaction that resulted in the relevant person obtaining “control” over MGE, including by acquiring 10% or more of our outstanding common stock, and/or to assess monetary penalties. Similarly, Wisconsin law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, that owns a Wisconsin public utility unless the Public Service Commission of Wisconsin (“PSCW”) determines that such action is in the best interest of utility consumers, investors and the public. Accordingly, investors should consult their own legal advisors before acquiring shares of common stock in this offering if the acquisition of these shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over MGE.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our common stock in this offering, you may experience immediate dilution or dilution as a result of future issuances of securities.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. To the extent outstanding restricted stock units, restricted stock awards or performance units are vested and settled, there will be further dilution to new investors. In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareowners.

The market price of our common stock may fluctuate significantly.

The market price of our common stock could be subject to significant fluctuations in response to many factors, including:

•
our financial condition, performance, liquidity and prospects;

•
the market for similar securities;

•
our issuance of common stock or other securities;

•
investors’ perceptions of us, our industry, our prospects, and our risks;

•
changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industry generally, and our ability to meet those estimates;

•
announcements by us or third parties of significant claims or proceedings against us;

•
government action or regulation;

•
our dividend policy;

•
sales, or anticipated sales, of large blocks of our common stock;

•
changes in the ratings of our securities;

•
general economic, capital markets and utility services market conditions;

•
risks relating to the forward sale agreements, including our delivery of shares of our common stock upon physical settlement, which will result in dilution to our earnings per share, the forward purchasers’ rights to accelerate the forward sale agreements upon the occurrence of certain events, which could require us to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreements irrespective of our capital needs, and the forward sale price that we expect to receive upon physical settlement of the forward sale agreements, which is subject to adjustment on a daily basis; and

•
other factors described under “Forward-Looking Statements”.

In addition, the stock markets in general, including Nasdaq, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance and may affect adversely the market price of our common stock.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Use of Proceeds

We estimate that the net proceeds that we receive from the sale of shares of our common stock we are offering and selling, after deducting the underwriting discount and commissions and before expenses payable by us, will be approximately $ (or $ if the underwriters’ option to purchase additional shares is exercised in full and we elect to sell the full number of such additional shares that are subject to that option directly to the underwriters). We will not initially receive any proceeds from the sale of shares of our common stock offered by a forward seller in this offering, unless an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of a forward seller borrowing and delivering shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below. If the underwriters exercise their option to purchase additional shares, we may request that a forward seller borrow all or a portion of such additional shares from third parties and sell such additional shares to the underwriters, and we will enter into additional forward sale agreements with each forward purchaser in connection therewith.

At an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $      (or approximately $      if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which settlement must occur no later than approximately 20 months after the date of this prospectus supplement. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the initial forward sale price of      $      (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby) on the effective date of the forward sale agreements, which will be      . We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing a number of shares of our common stock underlying the forward sale agreements exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)” for a description of the forward sale agreements.

Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of the forward sale agreements. If we elect to cash settle or net share settle all or a portion of a forward sale agreement, we may not receive any proceeds as a result of such election, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

We intend to use the net proceeds from this offering, after the deduction of the underwriting discount and estimated offering expenses payable by us, for general corporate purposes, which may include, without limitation, repayment of short-term debt; repurchase, retirement or refinancing of other securities; funding capital expenditures; and investments in subsidiaries. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF OUR COMMON STOCK

As of the date of this prospectus supplement, our authorized common stock was 75,000,000 shares. As of May 5, 2026, approximately 36,756,422 shares of common stock were issued and outstanding. No holder of shares of common stock has any preemptive rights.

For a more detailed description of our common stock, see “Description of Common Stock” in the accompanying prospectus, as well as any changes to such description included in a Current Report on Form 8-K or amendment thereto filed by us after the date of this prospectus supplement and incorporated herein by reference.

DIVIDEND POLICY

We have paid a cash dividend on our common stock every year for over 100 years and have increased the dividend rate per share for the last 50 consecutive years. Dividends are paid quarterly, generally in the months of March, June, September and December. On January 16, 2026, our board of directors declared a dividend of $0.475 per share to holders of record of our common stock as of March 1, 2026, which was paid on March 15, 2026.

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. See “Description of Common Stock – Dividend Rights” in the accompanying prospectus for information regarding restrictions applicable to the payment of dividends and distributions to us by our subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•
an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under the Internal Revenue Code of 1986, as amended (the “Code”) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code and regulations, rulings, administrative pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions as of the date hereof. Those authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, financial institution, holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law or a contrary position taken by the IRS or a court will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner (including certain determinations made at the partners level) and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

Distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of shares of our common stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our common stock, the excess will be treated as gain from the taxable disposition of shares of our common stock (the tax treatment of which is discussed below under “—Gain on Taxable Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification (on IRS Form W-8ECI) and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Taxable Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other taxable disposition on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other taxable disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we currently are not, and do not anticipate becoming, a “United States real property holding corporation.” Because the determination of whether we are a “United States real property holding corporation” depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our

non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a “United States real property holding corporation” or will not become one in the future. If we are or become a “United States real property holding corporation,” however, so long as our common stock is “regularly traded” (as defined in applicable Treasury regulations) on an established securities market during the calendar year in which the sale or other taxable disposition occurs, gain arising from a non-U.S. holder’s sale or other taxable disposition of our common stock will be subject to U.S. federal income tax and 15% withholding tax on gross proceeds only if such non-U.S. holder holds or held, actually or constructively, more than 5% of our common stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions of dividends paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock and, subject to the proposed Treasury regulations discussed below, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

Under applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, Treasury regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as our common stock that produce U.S. source dividends. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued.

UNDERWRITING (CONFLICTS OF INTEREST)

Morgan Stanley & Co. LLC (“Morgan Stanley”), Guggenheim Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as the representatives of the several underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers, and the underwriters, the forward sellers (or affiliates thereof) have agreed, at our request, to borrow from third parties and sell to the underwriters an aggregate of $175,000,000 of shares of our common stock in connection with the execution of separate forward sale agreements between us and affiliates of Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase from us and the forward sellers, and we and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:

Underwriters	Number of Shares To Be Purchased from Us	Number of Shares To Be Purchased from the Forward Sellers
Morgan Stanley & Co. LLC
Guggenheim Securities, LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC

Total

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from us and the forward sellers and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that, subject to the terms therein, either (i) the purchase commitments of the non-defaulting underwriters will be increased (assuming the shares that the defaulting underwriter fails to purchase are below a certain threshold) or (ii) otherwise the underwriting agreement will be terminated, unless arrangements satisfactory to us and the non-defaulting underwriters have been made. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the underwriters, the forward sellers, the forward purchasers and their respective affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters, a forward seller or a forward purchaser may be required to make in respect of any of these liabilities. We have also agreed to pay all expenses incident to the registration of the shares of our common stock. We have also agreed to pay for certain legal expenses of the underwriters related to FINRA matters in an amount not to exceed $20,000 in the aggregate.

The underwriters have advised us and the forward sellers that they initially propose to offer the shares of our common stock to the public at the public offering price that appears on the cover page of this prospectus supplement and may offer the shares to selected dealers at the public offering price minus a concession of up to

$ per share. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell shares through certain of their affiliates.

The following table shows the public offering price, underwriting discount and proceeds before expenses we will pay to the underwriters in respect of this offering, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Without Option	With Full Option
Price to the public	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to MGE Energy, Inc. before expenses(1)	$	$	$

(1)
We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $ (or approximately $ if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we do not elect to have the forward sellers borrow and deliver such additional shares to the underwriters as described in detail below), not including any physical settlement of the forward sale agreements. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $ (or approximately $ if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur no later than approximately 20 months after the date of this prospectus supplement. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $ per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The expenses of the offering (excluding the underwriting discount) are estimated to be approximately $0.5 million and are payable by us.

Forward Sale Agreements

We expect to enter into forward sale agreements on the date of this prospectus supplement with each of Morgan Stanley & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC (or their affiliates), whom we refer to as the “forward purchasers”, relating to an aggregate of $175,000,000 of shares of our common stock. In connection with the execution of the forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $175,000,000 of shares of our common stock that will be delivered in this offering.

If a forward purchaser determines, in its commercially reasonable judgment, that it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date shares of our common stock in the case of the relevant forward sale agreement, or that it or its affiliate would incur a stock loan cost greater than a specified amount in order to do so, then the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which the applicable forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from such forward seller and such forward seller’s obligation to borrow such shares of our common stock for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will not initially receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, but we expect to receive proceeds from the number of shares to which the forward sale agreements relate, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion by approximately 20 months after the date of this prospectus supplement. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $ per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $ per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.

However, if we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:

•
in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•
certain ownership thresholds applicable to such forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in each forward sale agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into such forward sale agreement or certain changes in law (each as more fully described in each forward sale agreement).

Any forward purchaser’s decision to exercise its right to require us to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to the agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors.”

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the market price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we expect to enter into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.

Option to Purchase Additional Shares

The underwriters have been granted an option, exercisable in whole or in part from time to time, to purchase up to an additional $37,500,000 of shares of our common stock at the purchase price described above, within 30 days from the date of this prospectus supplement, subject to certain possible adjustments. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering. Upon any exercise of such option, we may, in our sole discretion enter into additional forward sale agreements with the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Lock-Ups

We have agreed that, during the period commencing on the date hereof and ending on (and including) the date that is 60 days after the date hereof (the “Restricted Period”), without the prior written consent of Morgan Stanley, on behalf of the underwriters, we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (4) publicly announce the intention to do any of the foregoing in clauses (1) through (3). These restrictions will be subject to the following exceptions:

(A)
the sale of shares to the underwriters;
(B)
the issuance by us of shares of our common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement;
(C)
the sale or issuance of or entry into an agreement providing for the sale or issuance of shares of our common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive the common stock in connection with (x) a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of shares pursuant to this prospectus supplement or (y) any merger or acquisition of securities, businesses, property or other assets or strategic investment or similar strategic transaction involving one or more third parties (including any joint venture, strategic alliance or partnership);
(D)
any shares of our common stock (including restricted shares, restricted stock units and performance units) issued or options to purchase common stock granted pursuant to existing employee or director share option, incentive or benefit plans, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan or stock purchase plan (including our Direct Stock Purchase and Dividend Reinvestment Plan), inducement award under the Nasdaq rules or other compensation plan of us or our subsidiaries;
(E)
any shares of our common stock to be delivered pursuant to the forward sale agreements or additional forward sale agreements as described in this prospectus supplement or;
(F)
the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of shares of our common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of our common stock may be made under such plan during the Restricted Period.

In addition, each of our directors and executive officers has agreed that, during the Restricted Period, without the prior written consent of Morgan Stanley, on behalf of the underwriters, they will not, and will not publicly disclose an intention to, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock owned or hereafter acquired by such director or executive officer or with respect to which such director or executive officer has or hereafter acquires the power of disposition (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) and securities which may be issued upon exercise of a stock option or warrant) or any other securities so owned convertible into or exercisable or exchangeable for common stock, (2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the common stock, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention of doing any of the foregoing in clauses (1) and (2). These restrictions will be subject to the following exceptions:

(A)
transactions relating to shares of our common stock or other securities acquired in open market transactions after the completion of the offering pursuant to this prospectus supplement, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions during the Restricted Period;
(B)
transfers of shares of our common stock or any security convertible into common stock as a bona fide gift or gifts, or by will or intestacy;
(C)
transfers of shares of our common stock or any security convertible into common stock to any family partnership or trust for the benefit of such director or executive officer and/or one or more members of their immediate family;
(D)
distributions of shares of our common stock or any security convertible into common stock to limited partners or stockholders of such director or executive officer;

provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), (i) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement executed by such director or executive officer, (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during the Restricted Period, and (iii) any such disposition or transfer shall not involve a disposition for value;

(E)
the establishment of a trading plan on behalf of our director or executive officer pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of common stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such director, executive officer or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the Restricted Period; or
(F)
transfers to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of shares of our common stock and involving a Change of Control (as defined below) of us and approved by our board of directors; provided that, in the event that such Change of Control is not completed, such director’s or executive officer’s common stock that is subject to the lock-up shall remain subject to the restrictions contained therein, provided further that any shares of our common stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions. “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity).

In addition, our directors and executive officers agree that, without the prior written consent of Morgan Stanley, on behalf of the underwriters, they will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock or publicly disclose the intention of doing any of the foregoing. Our directors and officers also agree and consent to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of their shares of our common stock except in compliance with the foregoing restrictions.

Nasdaq Listing

Our common stock is quoted on Nasdaq under the symbol “MGEE.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price pursuant to Regulation M.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares from us or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters nor the forward sellers or forward purchasers make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriters. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Other Relationships

The underwriters, forward purchasers and forward sellers and their respective affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters, forward purchasers and forward sellers and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business. In addition, in the ordinary course of their business activities, the underwriters, forward purchasers and forward sellers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters, forward purchasers and forward sellers or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those underwriters, forward purchasers and forward sellers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, forward purchasers and forward sellers and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters, forward purchasers and forward sellers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds of the offering of shares of common stock offered by the forward sellers (or their respective affiliates) (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell a portion or all of the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain underwriters, affiliated forward sellers, or their affiliates are expected to receive at least 5% of the net proceeds of the offering from the sale of shares of our common stock in connection with any forward sale agreements, such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering because our common stock has a “bona fide public market” (as such terms are defined in FINRA Rule 5121). The underwriters subject to Rule 5121 will not confirm a sale of common stock to an account over which it exercises discretionary authority without the prior written approval from the account holder.

Selling Restrictions

Australia

This prospectus supplement or the accompanying prospectus (a) does not constitute a prospectus, a product disclosure statement or any other form of "disclosure document" under the Corporations Act 2001 (Cth) of the Commonwealth of Australia (the “Corporations Act”); (b) has not been, is not required to be, nor will it be, lodged as a disclosure document with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia, and is not required to nor does it purport to, and does not, include all of the information required of a disclosure document under the Corporations Act; and (c) may not be provided in Australia other than to select investors (“Exempt Investors”) who are able to demonstrate that they (i) fall within one or more of the categories of investors under section 708 of the Corporations Act to whom an offer may be made without disclosure under Chapter 6D of the Corporations Act, or (ii) are otherwise a person to whom a disclosure document is not required under the Corporations Act.

This prospectus supplement or the accompanying prospectus may not be made available, and the shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for, or buy, the shares of our common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of our common stock may be distributed, received or published in Australia, except where a disclosure document is not required to be given to investors under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of our common stock, each purchaser or subscriber of shares of our common stock in Australia represents and warrants to us, the underwriters and their affiliates that they are an Exempt Investor.

As any offer of the shares of our common stock is made without a disclosure document in Australia under Chapter 6D of the Corporations Act, the offer of those common stock for resale in Australia within 12 months from their issue may require a disclosure document to be given to investors if none of the exemptions in the Corporations Act applies to that resale. By applying for the shares of our common stock each purchaser or subscriber of the shares of our common stock undertakes to us and the underwriters that the purchaser or subscriber will not, for a period of 12 months from the date of issue or purchase of the shares of our common stock, offer, transfer, assign or otherwise alienate those shares of our common stock to investors in Australia except in circumstances where a disclosure document not required under the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus supplement or the accompanying prospectus contains general information only and should not be taken as financial product advice and has been prepared as general information only, without consideration for your particular investment objectives, financial circumstances or particular needs. The persons referred to in this prospectus supplement or the accompanying prospectus may not hold Australian financial services licences and may not be licensed to provide financial product advice. No “cooling off” regime will apply to an acquisition of the shares of our common stock. Before making any investment decision, prospective purchasers should assess whether the acquisition of the shares of our common stock is appropriate in light of their financial circumstances or seek professional advice.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The shares of our common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Dubai International Financial Centre (DIFC)

This prospectus supplement and the accompanying prospectus is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement and the accompanying prospectus relates to an “Exempt Offer” as prescribed under, and in accordance with, the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The common shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly, any person making or intending to make an offer in that Relevant State of shares of our common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for us or any of the underwriters to publish or supplement a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of our common stock through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares of our common stock contemplated in this prospectus supplement and the accompanying prospectus.

In relation to each Relevant State, no shares of our common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of our common stock may be offered to the public in that Relevant State at any time:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.

Each person in a Relevant State who receives any communication in respect of, or who acquires any shares of our common stock under the offer to the public contemplated in this prospectus supplement and the accompanying prospectus, or to whom the shares of our common stock is otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that:

(a)
it and any person on whose behalf it acquires shares of our common stock is a qualified investor within the meaning of Article 2 of the Prospectus Regulation; and

(b)
in the case of any shares of our common stock being offered to, or being acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation: (i) the shares of our common stock acquired by it in the offer has not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of such shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares of our common stock is responsible for undertaking its own target market assessment in respect of the shares of our common stock and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Hong Kong

This prospectus supplement and the accompanying prospectus do not constitute nor are they intended to be an offer or invitation to the public in Hong Kong to acquire the shares of our common stock. The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued or has been, may be or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed, endorsed or approved by any Hong Kong regulatory authorities, including the Securities and Futures Commission and the Companies Registry of Hong Kong and neither have they been nor will they be registered with the Registrar of Companies in Hong Kong. The shares of our common stock may not be offered for subscription to members of the public in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that such person is aware of the restriction on offers of the shares of our common stock described in this prospectus supplement, the accompanying prospectus and the relevant offering documents and that such person is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions and that such person has complied with all relevant laws, rules and regulations applicable to it/him/her and the jurisdiction(s) where such person or its/his/her assets are located.

Israel

The shares of our common stock offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israel Securities Authority (the "ISA"), nor have such shares of our common stock been registered for sale in Israel. The shares of our common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this prospectus supplement, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and have not been filed with or approved by the ISA. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer of the shares of our common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

This offering of the shares of our common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan, or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), pursuant to and in accordance with the conditions specified in Section 274 of the SFA, or (ii) to an accredited investor as defined in Section 4A of the SFA pursuant to and in accordance with the conditions specified in Section 275.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust must not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor or to an accredited investor;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

Notification under Section 309B of the SFA - Solely for the purposes of our obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the shares of our common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any shares of common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)
to any person which is a professional client as defined under the FinSA;
(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint book-running managers for any such offer; or
(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in the United Kingdom to any person or legal entity which is not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATR. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of our common stock in the United Kingdom through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares of our common stock contemplated in this prospectus supplement and the accompanying prospectus.

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares of our common stock may be offered to the public in the United Kingdom at any time:

(a)
to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATR;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATR), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Part 1 of Schedule 1 to the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of our common stock in the United Kingdom means the communication in any form and by any means of sufficient information on: (a) the shares of our common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares of our common stock and the expression "POATR" means the Public Offers and Admissions to Trading Regulations 2024.

Each person in the United Kingdom who receives any communication in respect of, or who acquires any shares of our common stock or to whom any offer is made or to whom the shares of our common stock are otherwise made available will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that:

(a)
it and any person on whose behalf it acquires shares of our common stock is a qualified investor within the meaning of paragraph 15 of Schedule 1 to the POATR; and

(b)
in the case of any shares of our common stock being offered to, or being acquired by it as, a financial intermediary as that term is used in regulation 7(4) of the POATR: (i) the shares of our common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in the United Kingdom other than qualified investors, as that term is defined in the POATR in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale; or (ii) where shares of our common stock have been acquired by it on behalf of persons in the United Kingdom other than qualified investors, the offer of those shares of our common stock to it is not treated under the POATR as having been made to such persons.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the shares of our common stock offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”).

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)); (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order; (iii) are outside the United Kingdom; or (iv) are any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (for the purposes of this paragraph, all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials relating to the shares of our common stock offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving, the United Kingdom.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares of our common stock is responsible for undertaking its own target market assessment in respect of the shares of our common stock and determining the appropriate distribution channels. Neither we nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Legal Matters

Legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Sidley Austin llp, New York, New York and Stafford Rosenbaum LLP, Madison, Wisconsin. The underwriters, the forward sellers and the forward purchasers are being represented in connection with this offering by Allen Overy Shearman Sterling US LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus supplement.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and all documents subsequently filed by us after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the securities pursuant to this prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;
•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders filed with the SEC on April 2, 2026 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;
•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 5, 2026;
•
Our Current Reports on Form 8-K dated January 22, 2026, January 27, 2026, February 24, 2026 (Items 8.01 and 9.01) and April 17, 2026; which were filed with the SEC on January 27, 2026, January 29, 2026, February 24, 2026 and April 21, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

MGE Energy, Inc.
PO Box 1231
Madison WI 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

Prospectus

MGE ENERGY, INC.

Common Stock, $1 Par Value

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Units

We intend to offer from time to time, at prices and on terms to be determined at or prior to the time of sale, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our securities. We will provide specific information about the offerings in supplements to this prospectus. You should read both this prospectus and any related prospectus supplement carefully before you invest.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “MGEE.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, the “Risk Factors” section in any accompanying prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of our securities, and the net proceeds we receive from the sale. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. See “Plan of Distribution” for more information. Our securities may not be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is February 24, 2026.

TABLE OF CONTENTS

	Page		Page
About This Prospectus	i	Description of Stock Purchase Contracts and
Forward-Looking Statements	ii	Stock Purchase Units	15
MGE Energy, Inc.	1	Description of Units	16
Risk Factors	2	Plan of Distribution	17
Use of Proceeds	2	Legal Matters	18
Description of Common Stock	3	Experts	18
Common Stock Dividends and Market	6	Where You Can Find More Information	18
Description of Debt Securities	7
Description of Warrants	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in a supplement to this prospectus specific information about that offering. We may also authorize a free writing prospectus to be provided to you that may contain material information relating to the offering. The applicable prospectus supplement or any applicable free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or the free writing prospectus, as applicable. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in our securities, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement (and any applicable free writing prospectuses), together with the documents incorporated by reference into this prospectus. The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of securities under this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We will not offer to sell, or seek offers to buy, our securities in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any accompanying prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus and any accompanying prospectus supplement outside the United States. This prospectus and any accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities offered by this prospectus and any accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

i

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus and any accompanying prospectus supplement;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus; and
•
other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus, the date of our most recently filed annual report on Form 10-K or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, except as required by law.

ii

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•
any prospectus supplement relating to any securities we are offering;
•
our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;
•
our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus;
•
any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus; and
•
any applicable free writing prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of any of the offered securities for general corporate purposes, including, among others:

•
repayment of short-term debt;
•
repurchase, retirement or refinancing of other securities;
•
funding capital expenditures; and
•
investments in subsidiaries.

We will describe in the related prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. We will temporarily invest any net proceeds that we do not immediately use in marketable securities.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the other documents referred to below, which have been publicly filed with the SEC, as well as the applicable provisions of the Wisconsin Business Corporation Law. See “Where You Can Find More Information.” As used in this “Description of Common Stock,” the terms “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1 per share, of which 36,563,899 shares were issued and outstanding as of February 20, 2026.

Voting Rights

Except as described below under “Limitation of Voting Rights of Substantial Shareholders,” each share of our common stock entitles its holder to one vote in all elections of directors and any other matter submitted to a vote at a meeting of shareholders.

We have a board of directors divided into three classes. Each class serves a staggered term of three years. Approximately one third of the members of the board of directors are elected at each annual meeting of our shareholders. The common stock does not have cumulative voting rights.

All corporate action to be taken by our shareholders may be authorized by a majority of votes cast by holders entitled to vote at a duly authorized meeting, although:

•
the affirmative vote of the holders of two-thirds of our outstanding stock entitled to vote is necessary to amend our Amended and Restated Articles of Incorporation and to approve various fundamental corporate changes, including a merger or share exchange, the sale of all or substantially all of our property otherwise than in the usual and regular course of business, or the dissolution or revocation of dissolution of our company previously approved by our shareholders; and
•
the affirmative vote of the holders of 80% of our outstanding stock entitled to vote for the election of directors is required to amend the provisions of our Amended and Restated Bylaws relating to the removal of directors only for cause.

Provisions for Shareholder Nominations and Shareholder Proposals at Shareholder Meetings. Our Amended and Restated Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual or special meetings of our shareholders. We refer to that procedure as the Shareholder Notice Procedure. The Shareholder Notice Procedure generally requires that written notice of nominations or proposals for business must be received by us (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders, and (ii) in the case of a special meeting, not more than 120 days prior to the date of that special meeting and not less than the later of 90 days prior to the date of that special meeting and 10 days after the day on which a public announcement is first made of the date of that special meeting and the nominees, if any, to be elected at that special meeting who were proposed by our board of directors. As to any proposed nominees, the notice must contain, among other things, information regarding the nominees as is required to be disclosed under federal proxy disclosure rules. As to any other proposed business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the shareholder in that business. All notices must provide name, address and shareholdings of the shareholder.

Limitation of Voting Rights of Substantial Shareholders

Amended and Restated Articles of Incorporation. Article Eighth of our Amended and Restated Articles of Incorporation provides for limited voting rights by the record holders of our “voting stock” that is beneficially owned by a “Substantial Shareholder.” These provisions may render more difficult or discourage a merger involving our company, an acquisition of our company, the acquisition of control over our company by a Substantial Shareholder, and the removal of incumbent management.

Under Article Eighth, a Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or another number of votes per share as may be specified in or pursuant to our Amended and Restated Articles of Incorporation) with respect to the shares of voting stock which would entitle the Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of voting stock. With respect to shares of voting stock that would entitle the Substantial Shareholder to cast more than 10% of the total number of votes, however, the Substantial Shareholder is entitled to only one one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may a Substantial Shareholder exercise more than 15% of the total voting power of the holders of voting stock (after giving effect to the foregoing limitations).

If the shares of voting stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all holders of record, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, our Amended and Restated Articles of Incorporation provide that a majority of the voting power of all the outstanding shares of voting stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

For the purposes of Article Eighth:

“Voting stock” includes our common stock and, unless expressly exempted by our shareholders or our board of directors in connection with the authorization of a class or series of preferred or preference stock, any class or series of preferred or preference stock then outstanding entitling its holder to vote on any matter with respect to which a determination is being made pursuant to Article Eighth. Our Amended and Restated Articles of Incorporation do not presently authorize any class of stock other than common stock.

“Substantial Shareholder” includes any person or entity (other than us, any of our subsidiaries, our and our subsidiaries’ employee benefit plans and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of voting stock, that is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. For purposes of our Amended and Restated Articles of Incorporation, a person is deemed to be a “beneficial owner” of any shares of voting stock which that person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which that person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock.

The following is an example of how the votes available to a Substantial Shareholder would be limited by Article Eighth. The example assumes we have a Substantial Shareholder who holds 600 of 1,000 outstanding shares of voting stock. In the absence of the provision, the Substantial Shareholder would be entitled to cast 600 out of 1,000 votes, or 60% – i.e., one vote for each share held. Under the provision, the Substantial Shareholder would be limited to 70 out of 470 votes, or just under 15%. The provision restricts the votes available to the Substantial Shareholder in two ways – it limits the votes available for shares representing more than 10% of the outstanding voting stock and further limits the vote so calculated to no more than 15% of the total voting power of the holders of voting stock. Under the first limit, the Substantial Shareholder would have 105 votes – one vote for each share up to 10% of the outstanding voting stock (100 shares representing 100 votes) and one-one hundredth vote for each additional share (500 shares representing 5 votes). The second limit would further restrict the votes available since, prior to any further adjustment, the Substantial Shareholder would be entitled to cast 21% of the total voting power – i.e., 105 votes out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). The second limit reduces those votes until the percentage does not exceed

15% – i.e., 70 votes out of a total of 470 entitled to be cast by all shareholders (that is, 70 votes by the Substantial Shareholder and 400 votes by all other shareholders).

Accordingly, beneficial owners of more than 10% of the outstanding shares of our voting stock will be unable to exercise voting rights proportionate to their equity interests.

Wisconsin Control Share Statute. Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin control share statute, limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those excess shares. In other words, a person holding 500 shares of a corporation subject to Section 180.1150 of the Wisconsin Business Corporation Law with 1,000 shares outstanding would be limited to 230 votes (that is, 200 votes (20% of the total voting power) plus 30 votes (10% of the excess 300 shares)) on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of a restoration of full voting power. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Possible Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Wisconsin State Law

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws providing for a classified board of directors, limiting the rights of shareholders to remove directors, reducing the voting power of persons holding 10% or more of our common stock, requiring a two-thirds vote with respect to an amendment of the Articles and various fundamental corporate changes and permitting us to issue additional shares of common stock without further shareholder approval except as required under rules of the Nasdaq Global Select Market could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and a major shareholder.

Wisconsin Holding Company Act. The Wisconsin Holding Company Act provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, unless the Public Service Commission of Wisconsin (PSCW) determines that such action is in the best interest of utility consumers, investors and the public.

Dividend Rights

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. Our ability to pay dividends depends upon whether we receive dividends from our subsidiaries, which, in turn, depends on the earnings, financial requirements, contractual and regulatory restrictions of our subsidiaries (in particular, MGE) and other factors. Our subsidiaries have financial obligations that must be satisfied before funding us, including debt service and obligations to trade creditors, among others. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on our common stock or to make any funds available therefor, whether by dividends, loans or other payments.

Dividend payments by MGE to us are subject to restrictions arising under a PSCW rate order. The PSCW order restricts any dividends that MGE may pay MGE Energy if MGE’s common equity ratio, calculated in the manner used in the rate proceeding, is less than 55%. MGE’s thirteen month rolling average common equity ratio as of December 31, 2025, was 58.0 % as determined under the calculation used in the rate proceeding. This restriction did not impact MGE’s payment of dividends in 2025. Cash dividends of $51.5 million and $34.5 million, respectively, were paid by MGE to MGE Energy in 2025 or 2024. The rate proceeding calculation includes as indebtedness imputed amounts for MGE’s outstanding purchase power capacity payments and other PSCW adjustments but does not include the indebtedness associated with MGE Power Elm Road, LLC, or MGE Power West Campus, LLC, which are consolidated into MGE’s financial statements but are not direct obligations of MGE.

Our subsidiary, MGE Power West Campus, LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its total debt to total capitalization would exceed 0.65 to 1.00 or its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Our subsidiary, MGE Power Elm Road LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Liquidation Rights

In the event we liquidate or dissolve, holders of our then outstanding common stock are entitled to receive ratably all of our assets remaining after all of our liabilities have been paid.

Preemptive and Subscription Rights

Holders of our common stock, solely by virtue of their holdings, do not have any preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liability to Further Calls or to Assessment

All of our outstanding shares of common stock have been fully paid and are nonassessable.

Miscellaneous

We reserve the right to increase, decrease, or reclassify our authorized capital stock and to amend or repeal any provisions in our Amended and Restated Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in our Amended and Restated Articles of Incorporation. All rights conferred on the holders of our common stock in our Amended and Restated Articles of Incorporation or any amendment thereto are subject to this reservation. Our common stock does not have any conversion rights.

COMMON STOCK DIVIDENDS AND MARKET

We have paid quarterly dividends on our common stock since the share exchange in which we became the parent holding company of MGE.

Our practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors. See “Description of Common Stock – Dividend Rights” above for more information.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MGEE.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities and subordinated debt securities. The debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable indenture, as trustee. The form of the contemplated indenture is included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the debt securities will include those stated in the indenture and any supplemental indenture thereto, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this “Description of Debt Securities,” the terms “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the indenture.

General

The indenture does not significantly limit our operations. In particular, it does not:

•
limit the amount of debt securities that we can issue under the indenture;
•
limit the number of series of debt securities that we can issue from time to time;
•
restrict the total amount of debt that we or our subsidiaries may incur; or
•
contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms Specified in Prospectus Supplement

A prospectus supplement relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

•
the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;
•
the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;
•
the maturity date and other dates, if any, on which the principal of the debt securities will be payable;
•
the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;
•
the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;
•
the manner of paying principal and interest on the debt securities;
•
the place or places where principal and interest will be payable;
•
the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;
•
the terms of any conversion or exchange right;

•
the terms of any redemption of debt securities at the option of holders;
•
any tax indemnity provisions;
•
if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;
•
the portion of principal payable upon acceleration of any discounted debt security (as described below);
•
whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);
•
whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;
•
provisions for electronic issuance of debt securities or for debt securities in uncertificated form;
•
the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;
•
any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;
•
any provisions relating to the deferral of any interest; and
•
any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities of any series as registered debt securities. We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities.

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option.

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be structurally subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. At December 31, 2025, our subsidiaries had approximately $912.6 million of aggregate outstanding indebtedness.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

Defaults and Remedies

Unless described otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:

•
we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;
•
we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;
•
we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series and the default continues for a period of 60 days;
•
we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;
•
pursuant to or within the meaning of any Bankruptcy Law, we:

- commence a voluntary case,

- consent to the entry of an order for relief against us in an involuntary case,

- consent to the appointment of a custodian for us or for all or substantially all of our property, or

- make a general assignment for the benefit of our creditors;

•
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

- is for relief against us in an involuntary case,

- appoints a custodian for us or for all or substantially all of our property, or

- orders us to liquidate; or

•
there occurs any other event of default provided for in that series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice.

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series.

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice.

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless provided otherwise in the prospectus supplement, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class.

Without the consent of each debt security holder affected, no amendment or waiver may:

•
reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•
reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest described in the prospectus supplement);
•
change the fixed maturity of any debt security (subject to any right described in the prospectus supplement);
•
reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;
•
change the currency in which the principal or interest on a debt security is payable;
•
make any change that materially adversely affects the right to convert or exchange any debt security;
•
waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or
•
make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver.

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•
to cure any ambiguity, omission, defect, or inconsistency;
•
to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;
•
to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;
•
to create a series of debt securities and establish its terms;
•
to provide for a separate trustee for one or more series of debt securities; or
•
to make any change that does not materially adversely affect the rights of any debt security holder.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless otherwise indicated in a prospectus supplement. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•
irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;
•
deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and
•
comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or debt securities. Warrants may be issued independently or together with common stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•
the title of such debt warrants;
•
the offering price for such debt warrants, if any;
•
the aggregate number of such debt warrants;
•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such Debt Security;
•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•
information with respect to book-entry procedures, if any;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution or adjustment provisions of such debt warrants, if any;
•
the redemption or call provisions, if any, applicable to such debt warrants; and
•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants will describe the terms of such warrants, including the following:

•
the title of such warrants;
•
the offering price for such warrants, if any;
•
the aggregate number of such warrants;
•
the designation and terms of the offered securities purchasable upon exercise of such warrants;
•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•
the number of shares of common stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution provisions of such warrants, if any;
•
the redemption or call provisions, if any, applicable to such warrants; and
•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

•
our debt securities, or
•
debt securities of third parties, including, but not limited to, U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

PLAN OF DISTRIBUTION

We may sell our offered securities, in or outside of the United States:

•
through underwriters or dealers;
•
through agents;
•
directly to purchasers; or
•
through a combination of these methods.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including the name or names of any underwriters or agents, the purchase price of the offered securities, our net proceeds from the sale of the offered securities, any underwriting discounts and other items constituting underwriters’ compensation, and the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may engage in underwritten public offerings, negotiated transactions, block sales, including through which a broker-dealer may attempt to sell as agent but position or resell some or all of the block as principal in order to facilitate the transaction, at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) or a combination of these methods. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. Underwriters may offer such offered securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the offered securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the offered securities through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange.

Stabilization

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed underwriters as defined in the Securities Act of 1933, and any discounts or commissions we pay to them and any profit made by them on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make and to reimburse those persons for certain expenses.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters with respect to the securities offered by this prospectus will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MGE Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus or any accompanying prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and all documents subsequently filed by us after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the securities pursuant to this prospectus and any accompanying prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;
•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026, which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MGE Energy, Inc.
PO Box 1231
Madison WI 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

MGE Energy, Inc.

$250,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

Guggenheim Securities

BofA Securities

J.P. Morgan

May , 2026